EXHIBIT 99.1

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE	NEWS RELEASE

Media Contacts:
Giovanna Falbo, Giovanna.Falbo@aexp.com, +1.212.640.0327
Andrew R. Johnson, Andrew.R.Johnson@aexp.com, +1.212.640.8610

Investors/Analysts Contacts:
Kerri S. Bernstein, Kerri.S.Bernstein@aexp.com, +1.212.640.5574
Michelle A. Scianni, Michelle.A.Scianni@aexp.com, +1.212.640.5574

AMERICAN EXPRESS FIRST-QUARTER REVENUE INCREASED 22% TO RECORD $14.3 BILLION, DRIVEN PRIMARILY BY STRONG CARD MEMBER SPENDING
COMPANY REAFFIRMS FULL-YEAR 2023 REVENUE AND EPS GUIDANCE
FIRST-QUARTER EARNINGS PER SHARE WAS $2.40, AS COMPANY CONTINUED TO EXECUTE AGAINST ITS GROWTH PLAN

($ in millions, except per share amounts, and where indicated)

	Quarters Ended March 31,		Percentage Inc/(Dec)
	2023	2022
Total Network Volumes (Billions)	$398.9	$350.3	14%
Total Revenues Net of Interest Expense	$14,281	$11,735	22%
Total Provisions for Credit Losses	$1,055	$(33)	#
Net Income	$1,816	$2,099	(13)%
Diluted Earnings Per Common Share [1]	$2.40	$2.73	(12)%
Average Diluted Common Shares Outstanding	744	758	(2)%

# - Denotes a variance of 100 percent or more.

New York – April 20, 2023 – American Express Company (NYSE: AXP) today reported first-quarter net income of $1.8 billion, or $2.40 per share, compared with net income of $2.1 billion, or $2.73 per share, a year ago.
“Our first-quarter results reflect strong growth in Card Member spending and continued high engagement with our premium products, tracking with the full-year 2023 guidance we provided in January, which we are reaffirming today, for revenue growth of 15 percent to 17 percent and earnings per share of $11.00 to $11.40,” said Stephen J. Squeri, Chairman and Chief Executive Officer.
“Revenue grew 22 percent from a year earlier to reach a quarterly record, as Card Member spending rose 16 percent on an FX-adjusted basis. Travel and Entertainment spending was particularly robust, growing 39 percent on an FX-adjusted basis and in March, we saw a record level of reservations booked on our Resy restaurant platform. We also saw an acceleration in spending in our International Card Services segment, which increased 29 percent on an FX-adjusted basis. Spending on Goods and Services around the globe grew 9 percent on an FX-adjusted basis.
“We acquired 3.4 million new cards during the quarter, with U.S. Consumer Platinum and Gold, U.S. Business Platinum, and Delta co-brand account acquisitions all reaching record levels. Demand from Millennial and Gen Z consumers continues to fuel this growth, accounting for more than 60 percent of all new consumer account acquisitions in the quarter. Millennial and Gen Z customers also continued to be our fastest growing U.S. cohort in terms of spending, growing 28 percent from a year earlier.
“Our customers have been resilient thus far in the face of slower macroeconomic growth, elevated inflation and higher interest rates, with credit performance remaining best-in-class. That said, we’re mindful of the mixed signals in the external environment.
“Based on our performance to date and the momentum we see in our business, we remain confident in our ability to achieve our longer-term growth plan aspirations.”
First-quarter consolidated total revenues net of interest expense were $14.3 billion, up 22 percent from $11.7 billion a year ago. The increase was primarily driven by increased Card Member spending, as well as higher net interest income, reflecting higher average loan volumes.
Consolidated provisions for credit losses were $1.1 billion, reflecting higher net write-offs and a net reserve build of $320 million. Consolidated provisions for credit losses in the prior year significantly benefited from the release of pandemic-driven reserves. Credit metrics remained strong in the current quarter.
Consolidated expenses were $11.1 billion, up 22 percent from $9.1 billion a year ago. The increase primarily reflected higher customer engagement costs, driven by higher network volumes and increased usage of travel-related benefits. Operating expenses also increased, primarily reflecting higher compensation costs and a loss on Amex Ventures investments of $95 million.
The consolidated effective tax rate was 16.2 percent, down from 22.6 percent a year ago, primarily reflecting discrete tax benefits related to the resolution of prior-year tax items in the current quarter.
U.S. Consumer Services reported first-quarter pretax income of $1.1 billion, compared with $1.5 billion a year ago.
Total revenues net of interest expense were $6.6 billion, up 25 percent from $5.3 billion a year ago. The increase was primarily driven by higher net interest income, reflecting higher average loan volumes, and increased Card Member spending.
Provisions for credit losses were $584 million, compared with a benefit of $116 million a year ago. The increase reflected a net reserve build of $198 million, compared with a net reserve release of $277 million a year ago, as well as higher net write-offs.
Total expenses were $4.9 billion, up 26 percent from $3.9 billion a year ago, primarily reflecting higher customer engagement costs, which were driven by higher network volumes and increased usage of travel-related benefits. Operating expenses also increased, primarily reflecting higher service costs.
Commercial Services reported first-quarter pretax income of $630 million, compared with $781 million a year ago.
Total revenues net of interest expense were $3.5 billion, up 15 percent from $3.0 billion a year ago. The increase was primarily driven by increased Card Member spending.
Provisions for credit losses were $283 million, compared with $1 million a year ago. The increase reflected a reserve build of $100 million, compared with a reserve release of $56 million a year ago, as well as higher net write-offs.
Total expenses were $2.6 billion, up 14 percent from $2.3 billion a year ago, primarily reflecting higher customer engagement costs, driven by higher network volumes, marketing expenses and increased usage of travel-related benefits. Operating expenses also increased, primarily reflecting higher service costs.
International Card Services reported first-quarter pretax income of $189 million, compared with pretax income of $244 million a year ago. Results for this segment were impacted by the strengthening of the U.S. dollar.

Total revenues net of interest expense were $2.5 billion, up 22 percent (28 percent FX-adjusted) from $2.1 billion a year ago. The increase was primarily driven by increased Card Member spending and foreign exchange-related revenue.
Provisions for credit losses were $181 million, compared with $82 million a year ago. The increase reflected higher net write-offs and a net reserve build of $20 million in the current quarter, compared with a reserve build of $15 million a year ago.
Total expenses were $2.1 billion, up 23 percent from $1.7 billion a year ago, primarily reflecting higher customer engagement costs driven by higher network volumes, a charge related to revenue allocated to a joint venture partner and increased usage of travel-related benefits.
Global Merchant and Network Services reported first-quarter pretax income of $885 million, compared with $669 million a year ago.
Total revenues net of interest expense were $1.7 billion, up 23 percent from $1.4 billion a year ago, primarily reflecting higher network volumes.
Total expenses were $850 million, up 14 percent from $748 million a year ago, primarily reflecting higher business development costs driven by higher network volumes and increased marketing expense. Operating expenses also increased, primarily reflecting higher service costs.
Corporate and Other reported a first-quarter pretax loss of $667 million, compared with a pretax loss of $514 million a year ago. The higher loss was primarily driven by the previously mentioned loss on Amex Ventures investments.

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1	Diluted earnings per common share (EPS) was reduced by the impact of (i) earnings allocated to participating share awards and other items of $14 million and $16 million for the three months ended March 31, 2023 and 2022, respectively, and (ii) dividends on preferred shares of $14 million for both the three months ended March 31, 2023 and 2022.
As used in this release:
•Card Member spending (billed business) represents transaction volumes, including cash advances, on payment products issued by American Express.
•Customer engagement costs represent the aggregate of Card Member rewards, business development, Card Member services, and marketing expenses.
•FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended March 31, 2023 apply to the period against which such results are being compared). FX-adjusted revenues and expenses constitute non-GAAP measures. The company believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.
•Network volumes represent the total of billed business and processed volumes.
•Operating expenses represent salaries and employee benefits, professional services, data processing and equipment, and other, net. Operating expenses for our reportable segments reflect both costs incurred directly within each segment, as well as allocated service costs, which primarily reflect salaries and benefits associated with our technology and customer servicing groups, and overhead expenses.
•Reserve releases and reserve builds represent the portion of the provisions for credit losses for the period related to increasing or decreasing reserves for credit losses as a result of, among other things, changes in volumes, macroeconomic outlook, portfolio composition, and credit quality of portfolios. Reserve releases represent the amount by which net write-offs exceed the provisions for credit losses. Reserve builds represent the amount by which the provisions for credit losses exceed net write-offs.

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About American Express

American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate sustainability information: personal cards, business cards and services, travel services, gift cards, prepaid cards, merchant services, Accertify, Kabbage, Resy, corporate card, business travel, diversity and inclusion, corporate sustainability and Environmental, Social, and Governance reports.
Source: American Express Company
Location: Global

This earnings release should be read in conjunction with the company’s statistical tables for the first quarter 2023, available on the American Express Investor Relations website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.
An investor conference call will be held at 8:30 a.m. (ET) today to discuss first-quarter results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, including management’s outlook for 2023 and aspirations for 2024 and beyond, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “continue” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:
•the company’s ability to achieve its 2023 earnings per common share (EPS) outlook, grow earnings sequentially through 2023 and deliver on its growth plan, which will depend in part on revenue growth, credit performance and the effective tax rate remaining consistent with current expectations and the company’s ability to continue investing at high levels in areas that can drive sustainable growth (including its brand, value propositions, customers, colleagues, technology and coverage), controlling operating expenses, effectively managing risk and executing its share repurchase program, any of which could be impacted by, among other things, the factors identified in the subsequent paragraphs as well as the following: fiscal and monetary policies (including uncertainty regarding the federal government's debt limit) and macroeconomic conditions, such as recession risks, effects of inflation, higher interest rates, labor shortages or higher rates of unemployment, energy costs and the continued effects of the pandemic; geopolitical instability, including the ongoing war between Russia and Ukraine; the effects of recent stress in the banking sector; the impact of any future contingencies, including, but not limited to, restructurings, investment gains or losses, impairments, changes in reserves, legal costs and settlements, the imposition of fines or monetary penalties and increases in Card Member remediation; issues impacting brand perceptions and the company’s reputation; impacts related to new or renegotiated cobrand and other partner agreements; and the impact of regulation and litigation, which could affect the profitability of the company’s business activities, limit the company’s ability to pursue business opportunities, require changes to business practices or alter the company’s relationships with Card Members, partners and merchants;
•the company’s ability to achieve its 2023 revenue growth outlook and its revenue growth aspirations for 2024 and beyond, and the sustainability of the company’s future growth, which could be impacted by, among other things, the factors identified above and in the subsequent paragraphs, as well as the following: T&E spend growth moderating more than expected, a further moderation in spend growth by U.S. small and mid-sized enterprise customers or a general slowdown or increase in volatility in consumer and business spending volumes; the strengthening of the U.S. dollar beyond expectations; an inability to address competitive pressures, innovate and expand our products and services and implement strategies and business initiatives, including within the premium consumer space, commercial payments and the global merchant network; the continued effects of the COVID-19 pandemic, including the lingering impacts on customer behaviors, spending and travel patterns, any of which could further exacerbate the effects on economic activity and travel-related revenues; and merchant discount rates changing by a greater or lesser amount than expected;
•net card fees not performing consistently with expectations, which could be impacted by, among other things, a deterioration in macroeconomic conditions impacting the ability and desire of Card Members to pay card fees; higher Card Member attrition rates; the pace of Card Member acquisition activity, particularly with respect to fee-based products; and the company’s inability to address competitive pressures, develop attractive value propositions and implement its strategy of refreshing card products and enhancing benefits and services;
•net interest income, the effects of interest rates and the growth rate of loans outstanding being higher or lower than expectations, which could be impacted by, among other things, the behavior and financial strength of Card Members and their actual spending, borrowing and paydown patterns; the company’s deposit levels changing from current expectations; the company’s ability to effectively manage risk and enhance Card Member value propositions; changes in benchmark interest rates, including where such changes affect the company’s assets or liabilities differently than expected; changes in capital and credit market conditions and the availability and cost of capital; credit actions, including line size and other adjustments to credit availability; the yield on Card Member loans not remaining consistent with current expectations; and the effectiveness of the company’s strategies to capture a greater share of existing Card Members’ spending and borrowings, and attract new, and retain existing, customers;
•future credit performance, the level of future delinquency, reserve and write-off rates and the amount and timing of future reserve builds and releases, which will depend in part on macroeconomic factors such as unemployment rates, GDP and the volume of bankruptcies; the ability and willingness of Card Members to pay amounts owed to the company; changes in consumer behavior that affect loan and receivable balances (such as paydown and revolve rates); the enrollment in, and effectiveness of, financial relief programs and the performance of accounts as they exit from such programs; collections capabilities and recoveries of previously written-off loans and receivables; and governmental actions that provide forms of relief with respect to certain loans and fees, such as limiting debt collections efforts and encouraging or requiring extensions, modifications or forbearance;
•the actual amount to be spent on Card Member rewards and services and business development, and the relationship of these variable customer engagement costs to revenues, which could be impacted by continued changes in macroeconomic conditions and Card Member behavior as it relates to their spending patterns (including the level of spend in bonus categories), the redemption of rewards and offers (including travel redemptions) and usage of travel-related benefits; the costs related to reward point redemptions; further enhancements to product benefits to make them attractive to Card Members and prospective customers, potentially in a manner that is not cost effective; new and renegotiated contractual obligations with business partners; and the pace and cost of the expansion of the company’s global lounge collection;
•the actual amount the company spends on marketing in 2023 and beyond, which will be based in part on continued changes in the macroeconomic and competitive environment and business performance; the company’s ability to realize marketing efficiencies, optimize investment spending and drive increases in revenue; the effectiveness of management’s investment optimization process, management’s identification and assessment of attractive investment opportunities and the receptivity of Card Members and prospective customers to advertising and customer acquisition initiatives; and the company’s ability to balance expense control and investments in the business;
•the company’s ability to control operating expenses, including relative to future revenue growth, and the actual amount spent on operating expenses in 2023 and beyond, which could be impacted by, among other things, salary and benefit expenses to attract and retain talent; a persistent inflationary environment; the company’s ability to realize operational efficiencies, including through automation; management’s decision to increase or decrease spending in such areas as technology, business and product development, sales force, premium servicing and digital capabilities depending on overall business performance; the company’s ability to innovate efficient channels of customer interactions and the willingness of Card Members to self-service and address issues through digital channels; restructuring activity; supply chain issues; fraud costs; compliance expenses or consulting, legal and other professional services fees, including as a result of litigation or internal and regulatory reviews; regulatory assessments; the level of M&A activity and related expenses; information or cyber security incidents; the payment of fines, penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; the performance of Amex Ventures and other of the company’s investments; impairments of goodwill or other assets; and the impact of changes in foreign currency exchange rates on costs;

•the company’s tax rate not remaining consistent with expectations, which could be impacted by, among other things, further changes in tax laws and regulation, the company’s geographic mix of income, unfavorable tax audits and other unanticipated tax items;
•changes affecting the company’s plans regarding the return of capital to shareholders, which will depend on factors such as capital levels and regulatory capital ratios; changes in the stress testing and capital planning process and new guidance from the Federal Reserve; results of operations and financial condition; credit ratings and rating agency considerations; and the economic environment and market conditions in any given period;
•changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may materially impact the prices charged to merchants that accept American Express cards, the desirability of the company’s premium card products, competition for new and existing cobrand relationships, competition from new and non-traditional competitors and the success of marketing, promotion and rewards programs;
•the company’s ability to expand its leadership in the premium consumer space, which will be impacted in part by competition, brand perceptions (including perceptions related to merchant coverage) and reputation, and the company’s ability to develop and market new benefits and value propositions that appeal to Card Members and new customers, offer attractive services and rewards programs and build greater customer loyalty, which will depend in part on identifying and funding investment opportunities, addressing changing customer behaviors, new product innovation and development, Card Member acquisition efforts and enrollment processes, including through digital channels, continuing to realize the benefits from strategic partnerships, and evolving its infrastructure to support new products, services, and benefits;
•the company’s ability to build on its leadership in commercial payments, which will depend in part on competition, the willingness and ability of companies to use credit and charge cards for procurement and other business expenditures as well as use the company’s other products and services for financing needs, perceived or actual difficulties and costs related to setting up card-based B2B payment platforms, the company’s ability to offer attractive value propositions and new products to potential customers, the company’s ability to enhance and expand its payment and lending solutions and build out a multi-product digital ecosystem to integrate its broad product set, which is dependent on the company’s continued investment in capabilities, features, functionalities, platforms and technologies;
•the ability of the company to expand merchant coverage globally and the company’s success, as well as the success of OptBlue merchant acquirers and GNS partners, in signing merchants to accept American Express, which will depend on, among other factors, the company’s value propositions offered to merchants and merchant acquirers for card acceptance, the awareness and willingness of Card Members to use American Express cards at merchants, scaling marketing and expanding programs to increase card usage, identifying new-to-plastic industries and businesses as they form, working with commercial buyers and suppliers to establish B2B acceptance, increasing coverage in priority international cities and countries and key industry verticals and executing on the company’s plans in China and for continued technological developments, including capabilities that allow for greater digital integration and modernization of the company’s authorization platform;
•the company’s ability to stay on the leading edge of technology and digital payment and travel solutions, which will depend in part on the company’s success in evolving its products and processes for the digital environment, developing new features in the Amex app and enhancing digital channels, building partnerships and executing programs with other companies, effectively utilizing artificial intelligence and increasing automation to address servicing and other customer needs, and supporting the use of the company’s products as a means of payment through online and mobile channels, all of which will be impacted by investment levels, new product innovation and development and infrastructure to support new products, services, benefits and partner integrations;
•the company’s ability to grow and increase efficiencies internationally, which could be impacted by regulation and business practices, such as those capping interchange or other fees, mandating network access or data localization, favoring local competitors or prohibiting or limiting foreign ownership of certain businesses; the company’s inability to tailor products and services to make them attractive to local customers; competitors with more scale, local experience and established relationships with relevant customers, regulators and industry participants; the success of the company’s network partners in acquiring Card Members and/or merchants; and

political or economic instability or regional hostilities, including as a result of the war in Ukraine and related geopolitical impacts, which could affect commercial activities;
•a failure in or breach of the company’s operational or security systems, processes or infrastructure, or those of third parties, including as a result of cyberattacks, which could compromise the confidentiality, integrity, privacy and/or security of data, disrupt the company’s operations, reduce the use and acceptance of American Express cards and lead to regulatory scrutiny, litigation, remediation and response costs, and reputational harm;
•legal and regulatory developments, which could affect the profitability of the company’s business activities; limit the company’s ability to pursue business opportunities or conduct business in certain jurisdictions; require changes to business practices or alter the company’s relationships with Card Members, partners, merchants and other third parties, including its ability to continue certain cobrand relationships in the EU; exert further pressure on merchant discount rates and the company’s GNS business; result in increased costs related to regulatory oversight, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or monetary penalties; materially affect capital or liquidity requirements, results of operations or ability to pay dividends; or result in harm to the American Express brand; and
•factors beyond the company’s control such as a further escalation of the war in Ukraine and other military conflicts, adverse developments affecting third parties, including other financial institutions, future waves of COVID-19 cases, the severity and contagiousness of new variants, severe weather conditions, natural disasters, power loss, disruptions in telecommunications, terrorism and other catastrophic events, any of which could significantly affect demand for and spending on American Express cards, delinquency rates, loan and receivable balances, deposit levels and other aspects of the company’s business and results of operations or disrupt its global network systems and ability to process transactions.
A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the company’s other reports filed with the Securities and Exchange Commission.